Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Tax-Managed Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer Tax-Managed Fund dated November 9, 1999 (and to all references to our firm) included in or made a part of Pioneer Tax-Managed Fund's Pre-Effective Amendment No. 1 and Amendment No. 1 to Registration Statement File Nos. 333-87233 and 811-09585, respectively.

                                             /s/Arthur Andersen LLP
                                                Arthur Andersen LLP

Boston, Massachuestts
November 12, 1999